CONFIDENTIAL


                                    AGREEMENT


BETWEEN: UNIVERSITE DU QUEBEC A TROIS-RIVIERES, a corporate body incorporated by virtue of the laws of Quebec, with its head office at 3351, boul. Des Forges, Trois-Rivieres (Quebec), G9A 5H7, herein represented by Mr. Denis Mayrand and Mr. Lucien Bedard, hereinafter referred to as the "University"

AND: HYDROGEN ENGINE CENTER, a corporate body incorporated by virtue of the laws of Iowa, with its head office at 602 East Fair Street, Algona, Iowa 50511, herein represented by Ted Hollinger, hereinafter referred to as the "Company" or "HEC"

Hereinafter referred to as the "Parties"

IN CONSIDERATION OF THE MUTUAL COVENANTS AND PROMISES CONTAINED HEREIN THE PARTIES AGREE AS FOLLOWS:

1.       OBJECT

1.1 The present Agreement governs the realization at the University of tasks described in the research proposal entitled Development of multi-fuel internal combustion engines for stationary electrical power generation, hereinafter designated as "the Project", which constitutes Appendix 1 of the present Agreement.

1.2 The scientific direction of the Project is the responsibility of, Dr. Tapan Bose director of the Hydrogen research Institute, hereinafter the "Principal Investigator".

1.3 The reports or services to be rendered as well as the timetable of the realization of each of the stages of the Project are described in Appendix 1.

2.       DURATION OF THE AGREEMENT

The Agreement takes effect on, February 1, 2005, and ends on January 31, 2015, for a total duration of ten (10) years, unless sooner terminated pursuant to the terms of this Agreement

The parties agree to meet one (1) year prior to the expiration of the capture period to negotiate in good faith for a renewal of the Agreement However, nothing in this paragraph or this Agreement obligates either party to renew this Agreement, enter into any other Agreements or grant any other licenses now or in the future.

3.       FINANCING AND PAYMENT CONSIDERATIONS

3.1 Upon the execution by the University of the tasks it has agreed to within the Project, Company shall pay it the sum of 20 000$, in Canadian currency, and 10 000$ in kind.

         This amount shall be paid in instalments, by cheque to the order of the University, according to the following invoicing schedule:

         o    at the Agreement's signature: 5 000$;
         o    completion of task 1 of Appendix 1: 5 000$;
         o    completion of task 3 of Appendix 1: 5 000$;
         o    at the end of Project  (after  delivery  of the final  report):
              5000$;

3.2 These amounts are payable within thirty (30) days following receipt of the University's invoicing.

4.       EQUIPMENT AND SUPPLIES

         The equipment and supplies purchased by the University for the purposes of the Project remain its property.

5.       CONFIDENTIALITY

         5.1 Confidential information is any information provided in writing or in any other form, marked with the word "Confidential " or "Secret", and must include a disclosure date. When provided orally, the Confidential Information must be confirmed in writing within a reasonable period of time, marked with the word, "confidential" or "secret" and dated.

5.2 The Company and University recognize that either Party may disclose Confidential Information to the other in order to allow for the realization of the Project. The Party receiving disclosure will not obtain rights or interests therein and such transfer of Confidential Information shall not be construed as a grant of any right or license with respect to the information delivered, these rights remaining the property of the disclosing Party.

5.3      Each Party agrees:

5.3.1 to use the Confidential Information solely for the purposes mentioned in this Agreement, unless prior written consent has been obtained from the Party owning the Confidential Information;

5.3.2 not to disclose the Confidential Information or allow it to be disclosed to a third party. In addition, each Party agrees to restrict disclosure of the Confidential Information within its own organization to those employees, administrators, managers or agents who specifically need to know this Confidential Information for the purposes set out by this Agreement and who agree to respect all the obligations;

5.3.3 not to reproduce nor use the Confidential Information to produce, sell, have produced or have sold marketable products or technologies unless a license to this effect takes place between the Parties;

5.3.4 to give back the Confidential Information to the other Party, following written request to this effect, after it has finished its evaluation and to destroy any copy or transcript, in whole or in part, that it may have made of the Confidential Information;

5.3.5 to handle the Confidential Information in the same manner and with the same diligence that it applies to its own Confidential Information, including all reasonable care required.

5.4 Company recognizes that the University is a public teaching and research institution and cannot be held accountable for any unintentional breach of confidentiality. The University agrees, however, to protect the Confidential Information by using the same degree of care that it takes to protect its own Confidential Information.

5.5 The Parties recognize that the following information is not subject to this Agreement when:

5.5.1 the information is currently in the public domain or becomes a part of the public domain through no fault of the Parties;

5.5.2 a Party was legally in possession of the information before receiving it from the other Party and did not acquire it directly or indirectly from the latter;

5.5.3 the information was legally provided to the Party in good faith by a third party at arm's length;

5.5.4 the disclosure was necessary by virtue of a law, regulation or by order of a court.

5.6 The obligations of the Parties by virtue of the present article shall continue to have full effect for three (3) years after the end of the Agreement.

5.7 The Parties agree that the terms and conditions of this Agreement are confidential.

6.       DISCLOSURE OF RESULTS

6.1 The Parties recognize that the disclosure of information for teaching and research purposes is part of the University's role. However, they agree that the premature disclosure of certain results may put at risk their potential commercial value. Disclosure includes theses, memorandums, scientific articles, seminars and other written and oral presentations.

 6.2 The University reserves the right to authorize students to prepare masters as well as doctoral theses regarding the Results of the Project, and as the case may be, to request outside experts to evaluate, as members of the jury, said theses.

 6.3 Any disclosure of results must nonetheless be authorized beforehand in writing by the Principal Investigator as well as the Company's representative, according to the following provisions:

6.3.1 the University submits to Company any projected information disclosure regarding the Project, at least forty-five (45) days before its presentation or publication;

6.3.2    if Company does not contest this  disclosure in writing  within fifteen
         (15) days of the reception of the projected disclosure, it shall be presumed to have given its approval and the University may then disclose the information;

6.3.3 if Company contests the projected disclosure, in writing and within the aforementioned time period, the Parties must then negotiate an acceptable version of the projected disclosure, including the date of disclosure in that case, within the above-mentioned forty-five (45) day time period of subparagraph

6.3.4 Company cannot refuse to give its approval unless the projected disclosure puts at risk the protection and potential commercial value of the Project's Results. In the event that such proposed disclosure involves the disclosure of any invention that Company or University may wish to evaluate for patenting, Company or the University agree to defer any such disclosure or publication for an adequate period of time but no longer than six (6) months from the date the material was first submitted to allow for the preparation and filing of any desired patent applications. The disclosure shall be authorized as soon as the patent application is completed.

6.3.5 Subject to the respect of the provision of article 5 (Confidentiality), any postponed disclosure cannot exceed six (6) months following the end of the Agreement.

7.       OWNERSHIP OF PROJECT RESULTS

7.1 Project Results include, without limitation, copyrights, rights stemming from inventions, including know-how, technical information, models, patterns, designs, drawings and plans, specifications, prototypes, software and other documents, fine-tuned or developed within the context of the Project in accordance with the tasks described in Appendix 1 and which may or may not be subjected to any form of intellectual property protection.

7.2 All titles and rights on the Project Results shall belong to the University. Article 8 (Commercial Exploitation) defines the conditions giving access to the commercial exploitation of the Project Results.

8.       COMMERCIAL EXPLOITATION OF THE RESULTS

8.1 The University grants to Company, an exclusive license, non-transferable, worldwide, with the right to sublicense with respect to the rights granted to the University in this Agreement, to use the Project Results. The term of the license shall expire considering the following conditions whether the Projects results are patentable or not patentable.

         o If the Project Results are patentable, the license shall remain in full force and effect until January 31, 2015 upon the respect of the conditions provided in paragraph 8.4;

         o If the Project Results are not patentable, the license shall remain in full force and effect until January 31, 2010. I4EC shall have the option to extend the license until January 31, 2015 upon written notice to the University given no later than six (6) months prior to the last day of the initial term and after having demonstrated to the University, commercially reasonable efforts and diligence to proceed with the development, manufacture, and sale of the Project Results and to diligently develop a market for the Project Results.

8.2 As consideration for the rights granted, HEC shall pay to the University the following fees and royalties:

         o upon completion of the tasks in Appendix 1 HEC will pay a three percent (3%) royalty on gross revenues from sales of Project Results. The royalty payment will be made quarterly and will be due by the 20th day after the completion of each calendar quarter.

8.3 Gross revenues means all sales revenues, receipts and monies received by NEC and its affiliated companies from the sale or other transfer of the Project Results.

8.4 1-IEC shall reimburse the University for any and all expenses reasonably incurred by the University in connection with the preparation, filing and prosecution of all patent applications and maintenance of patents for the Project Results.

8.5 On or before the twentieth (20th) day after the completion of each calendar quarter during the Contract Term, HEC shall deliver to the University a written statement, certified to be true and correct by the Chief Financial Officer of HEC, setting forth the Gross revenue from sales for each Project Results during the preceding calendar quarter and a calculation of the Royalties payable under this Agreement for such period.

8.6 Not more than once in any 12 month period, the University may have HEC's relevant books and records for the prior 12-month period audited, by an independent certified public accounting firm of the University choosing and reasonably acceptable to HEC, to verify the accuracy of HEC's royalty payments. The independent certified public accounting firm must enter into a confidentiality agreement reasonably acceptable to HEC and may not disclose any information learned in the course of such audit other than the existence and amount of underpayment, if any. Such audit must be conducted during HEC's normal business hours in a manner that does not unduly interfere with HEC's normal business activities. If any audit discloses underpayment of royalties, HEC shall promptly pay the University the royalties due plus interest at an annual rate of 6%. The University is responsible for all expenses it incurs in connection with any audit unless the audit discloses an underpayment of royalties in excess of 15%, in which case, HEC shall promptly reimburse the University for all of such audit expenses.

9.       INDEMNITY AND LIABILITY

9.1 Company undertakes to indemnify and hold harmless the University, its trustees, officers, agents and employees from any and all direct liability, direct loss or direct damage they may suffer as the result of claims, demands, costs or judgments, and to take up their defence, with regard to any action or lawsuit arising out of the activities to be carried out pursuant to the Project or from the use by the actual. or eventual holders of rights granted to Company by virtue of articles 7 (Ownership) and 8 (Commercial Exploitation) of this Agreement

9.2 The University undertakes to indemnify and hold harmless Company, its trustees, officers, agents and employees of any and all liability, loss or damage they may suffer as the results of claims, demands, costs or judgments, and to take up their defence, with regard to any action or lawsuit arising out of injuries (including death) to the individuals participating in the Program and under the administrative control of the University (including individuals hired by the Principal Investigator to realize certain tasks related to the Program) concerning damages to the property of the University or Company, by these individuals, within the realization of the Program (including within the premises leased by the University, or which have been lent by third parties not part of this Agreement).

9.3 As the case may be, the University undertakes to assume the civil liability which devolves to an individual hired by the Principal Investigator to realize certain tasks related to the Project, in the case of bodily, material or moral injury caused by this individual, as long as said damages result from the execution of the Agreement.

10.      TERMINATION OF AGREEMENT

10.1 A Party is in default if one or another of its obligations set out in this Agreement is not carried out when required by virtue of this Agreement and this Party has not remedied this default within thirty
         (30) days of receiving a written notice from the other Party. The Agreement is then automatically terminated and considered terminated at the date of the notice.

10.2 In the event of the death, departure or physical incapacity of the Principal Investigator, one of the Parties may terminate the Agreement totally or partially, upon a sixty (60) day written notice to the other Party; within this delay, the Parties may agree on the necessary means to terminate the Project. The case arising, the Agreement is deemed terminated from the date of the notice.

10.3 The Agreement automatically ends and the University is freed from its obligations therein if Company declares bankruptcy or becomes insolvent, is placed under receivership in favor of its creditors, or if an order is rendered or a resolution adopted for the liquidation of its assets, or it if avails itself of any law or ant concerning insolvent or bankrupt debtors;

10.4 In the event of termination of the Agreement, all of the University's expenses and all its reasonable obligations which relate to the Project until the date of the termination of the Agreement must be reimbursed to the University, to the extent that these expenses and obligations were incumbent on the University by virtue of Appendix 1.

10.5 The University shall conserve the property rights of the Results obtained up to the date of the termination of the Agreement and the University shall be freed from all its obligations toward Company.

11.      ACT OF GOD

         One of the Parties can not be held responsible with regard to the other as a result of any default or delay by virtue of the present Agreement caused by circumstances beyond its control, without limitation, the death of the Principal Investigator, natural disasters, fires, wars, employment conflicts or certain governmental measures.

12.      GOVERNING LAW

         This Agreement must be interpreted in accordance with the laws of the Province of Quebec.

13.      COMPLETENESS OF AGREEMENT

         The Parties agree that this Agreement contains the complete and unique representation of the understanding reached between them regarding the Project. The latter replaces and puts an end to all representation, negotiation or proposal regarding the object of the present Agreement.

14.      EXTENSION OF PROVISIONS

         Articles 3 (Financing), 5 (Confidentiality), and 9 (Indemnification and Liability) will continue at the end of this Agreement in addition to the articles that are maintained by virtue of the law.

15.      VARIOUS PROVISIONS

15.1     The preamble and appendices form an integral part of this Agreement.

15.2 This Agreement is non-transferable and no right or obligation contained in it can. be assigned or transferred in any way by one Party or the other. The case arising, the rights and obligations of one of the Parties in virtue of this Agreement also bind their respective successors and assignees.

15.3 No Party can retain the personalized services of an employee of the other Party for the accomplishment of tasks provided for in the Project, unless prior written consent has been obtained from its employer.

15.4 This Agreement does not make one of the Parties, the agent of the other, nor its legal representative, joint venture partner, associate, employee or clerk. It thus creates no fiduciary nor mandatory relationship between the parties.

15.5 Each of the Parties recognizes and agrees that it has no authority to assume nor create any obligation in the other's name,, either expressly or implicitly, except that which is strictly and expressly provided for in this Agreement. Each of the Parties also recognizes and agrees that it has no authority to bind the other in any way, nor to incur the other's liability.

15.6 No omission on the part of one or another of the Parties to assert their rights resulting from nonrespect or violation of this Agreement and no acceptance of payments can be considered as a waiver of rights. No provision of this Agreement is presumed to have been waived by a Party unless this Party has formulated this waiver in writing.

15.7 In the event that any provision of this Agreement or its application is declared not valid, this will not affect the validity of the other provisions and the Parties remain bound.

15.8 This Agreement can only be modified by a document written and signed by all Parties of the present Agreement.

15.9 For the purposes of the present Agreement, the Parties elect domicile in the judicial district of Trois-Rivieres.

IN WITNESS OF WHICH THE PARTIES HEREIN HAVE SIGNED THIS AGREEMENT ON THE DATES AND AT THE LOCATIONS INDICATED:

 For Company:

 /s/ Theodore Hollinger                        2-22-05
 ------------------------------               -----------------------
 Theodore Hollinger




For the University:

/S/ Denis Mayrand                             12-03-05 (March 12)
-----------------------------                 -----------------------
Denis Mayrand

/s/ Lucien Bedard                             02-03-05 (March 2)
-----------------------------                 -----------------------
Lucien Bedard